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                                  EXHIBIT 23.1

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in this Registration Statement of Quest Software, Inc. on Form S-8 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Costa Mesa, California
February 13, 2002